UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2015

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2015, the Board of Directors of Ecolab Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws (the “Amended and Restated Bylaws”) to implement a proxy access bylaw. Section 15 of Article II of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding shares continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of (i) two directors and (ii) 20% of the Board of Directors, provided that such stockholder(s) and nominee(s) satisfy the requirements set forth in the Amended and Restated Bylaws. The Amended and Restated Bylaws also make certain clarifications and updates to Sections 3 and 4 of Article II and Section 3 of Article III to accommodate the proxy access bylaw. The Amended and Restated By-Laws were effective upon the approval by the Board of Directors.

The foregoing description of the Amended and Restated By-Laws with respect to implementation of the proxy access bylaw is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(3.1)  Amended and Restated By-Laws of Ecolab Inc. through December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 3, 2015	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(3.1)	Amended and Restated By-Laws of Ecolab Inc. through December 3, 2015.	Filed herewith electronically.